            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- -----------------------------------------------
                              GIVE THE
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY
                              NUMBER OF--
- -----------------------------------------------
1. An individual's account    The individual

2. Two or more individuals    The actual owner
   (joint account)            of the account
                              or, if combined
                              funds, any one of
                              the individuals(1)

3. Custodian account of a     The minor(2)
   minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable     The grantor-
   savings trust account      trustee(1)
   (grantor is also
   trustee)

   b. So-called trust         The actual
   account that is            owner(1)
   not a legal or valid
   trust under State law

5. Sole proprietorship        The owner(3)
   account
==================================================
                              GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:     IDENTIFICATION
                              NUMBER OF --
- --------------------------------------------------
 6. A valid trust, estate,    The legal entity
    or pension trust          (Do not furnish
                              the identifying
                              number of the
                              personal
                              representative or
                              trustee unless
                              the legal entity
                              itself is not
                              designated in the
                              account title.)(4)

 7. Corporate                 The corporation

 8. Religious, charitable,    The organization
    or educational
    organization account

 9. Partnership               The partnership

10. Association, club, or     The organization
    other tax-exempt
    organization

11. A broker or registered     The broker or
    nominee                    nominee

12. Account with the           The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State
    or local government,
    school district, or
    prison) that receives
    agricultural program
    payments

===================================================

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show individual name, but may also enter the business or "doing business as" name. Use either individual's social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under Section 584(a).
  . A trust exempt from tax under Section 664 or described in Section 4947.
  . An entity registered at all times during the tax year under the
    Investment Company Act of 1940.
  . A foreign central bank of issue.
  . A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
  . A futures commission merchant registered with the Commodity Futures
    Trading Commission.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.

 Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  . Payments described in Section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under Section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage interest paid by you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. If you are a nonresident alien not subject to backup withholding, submit a completed Form W-8, Certificate of Foreign Status.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of certain taxable payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING .--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.--If the requester discloses or uses the TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE